UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Marriott International, Inc. (“Marriott”), at its Security Analyst Meeting which is being webcast today, Monday, September 8, 2014 from approximately 10:00 a.m. to 3:30 p.m. Eastern Daylight Time (EDT), from the Marriott Marquis Washington, D.C., is providing enhanced disclosure of incentive management fee concentration for the year ended 2013. This disclosure appears in Exhibit 99.1 to this report and is incorporated herein by reference.

A live webcast of the meeting, presentation materials, and an audio replay will be available on the Marriott’s investor relations website at http://www.marriott.com/investor (click on “Recent & Upcoming Events” and then click on the “Security Analyst Meeting” link).

Item 7.01.	Regulation FD Disclosure.

Marriott today also issued a press release describing certain other information that will be presented as part of its Security Analyst Meeting. A copy of Marriott’s press release is attached as Exhibit 99.2 and incorporated herein by reference.

The materials presented at the Security Analyst Meeting, which are available at Marriott’s investor relations website as described in Item 2.02 above, include certain non-GAAP financial measures and the related reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this report:

Exhibit 99.1	–	Disclosure of incentive management fee concentration for the year ended 2013.

Exhibit 99.2	–	Press release issued September 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: September 8, 2014	By:	/s/ Bao Giang Val Bauduin
Bao Giang Val Bauduin
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Disclosure of incentive management fee concentration for the year ended 2013.
99.2	Press release issued September 8, 2014.

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